EXHIBIT 99.1

For details contact:
Monique Elwell Phone (720)283-6135 E-mail: ir@udrt.com www.udrt.com

PRESS RELEASE
For Immediate Release

UNITED DOMINION REALTY TRUST, INC. FIRST QUARTER RESULTS
EXCEED WALL STREET CONSENSUS

RICHMOND, VA. (April 19, 2004) United Dominion Realty Trust, Inc. (NYSE: UDR) today reported Funds From Operations (“FFO”) of $54.8 million, or $0.38 per share (diluted), for the quarter ended March 31, 2004. This compares to FFO of $49.1 million, or $0.38 per share (diluted), for the same period a year ago. FFO is reported on a fully diluted basis.

“The realization of an economic recovery and its positive impact on our company is visible in our sequential revenue trends, where 71% of our markets have delivered improving revenues, and in our FFO per share, where we delivered sequential growth of a penny,” stated Thomas W. Toomey, President and Chief Executive Officer.

Highlights from the First Quarter

·     FFO exceeds Wall Street consensus estimates by $0.01 per share

·     Acquired four apartment communities for $105 million
·     Sold one apartment community for $12.8 million
·     Issued $125 million of 5.13% senior unsecured notes due 2014
·     Issued $50 million of 3.90% senior unsecured notes due 2010

Portfolio Operating Performance and Same Community Results

During the first quarter, 69,620 apartment homes, or 90% of total apartment homes, were classified as Same Community. The Company defines Same Community as all multifamily communities owned and stabilized for at least one year as of the beginning of the most recent quarter.

Same Community Results, Year/Year
($ in thousands, except monthly collections)

	1st Qtr ’04	1st Qtr ’03	% Change
Rent and other income	$146,702	148,116	-1.0%
Concessions	3,913	4,357	-10.2%
Bad debt	461	617	-25.2%
Total income	142,328	143,142	-0.6%
Expenses	56,028	53,995	3.8%

	1st Qtr ’04	1st Qtr ’03	% Change
Net operating income	86,300	89,147	-3.2%

Avg. monthly collections per occupied home	$700	$709	-1.3%
Avg. physical occupancy	93.1%	93.3%	-20 bps
Operating margin	60.6%	62.3%	-170 bps
Annualized resident turnover rate	56.1%	57.4%	-130 bps
Resident credit loss, % of effective rent	0.3%	0.4%	-10 bps

On a quarter-over-quarter basis, first quarter 2004 Same Community Net Operating Income (“NOI”) declined 3.2% as a result of a 0.6% decrease in revenues from rental and other income and a 3.8% increase in operating expenses.

Same Community represents 52 markets, of which 22 markets, or 42%, generated positive Same Community NOI growth first quarter 2004 compared to first quarter 2003.

Same Community Results, Quarter/Quarter
($ in thousands, except monthly collections)

	1st Qtr ’04	4th Qtr ’03	% Change
Rent and other income	$146,702	$146,372	0.2%
Concessions	3,913	4,230	-7.5%
Bad debt	461	778	-40.8%
Total income	142,328	141,364	0.7%
Expenses	56,028	54,365	3.1%
Net operating income	86,300	86,999	-0.8%

Avg. monthly collections per occupied home	$700	$700	—
Avg. physical occupancy	93.1%	92.9%	20 bps
Operating margin	60.6%	61.5%	-90 bps
Annualized resident turnover rate	56.1%	60.7%	-460 bps
Resident credit loss, % of effective rent	0.3%	0.5%	-20 bps

Sequentially, comparing first quarter 2004 to fourth quarter 2003, Same Community NOI declined 0.8% due to a 0.7% increase in rental and other income offset by a 3.1% increase in expenses.

Same Community represents 52 markets, of which 30 markets, or 58%, generated positive Same Community NOI growth first quarter 2004 over fourth quarter 2003.

Portfolio Repositioning

During the first quarter, the Company acquired 1,115 apartment homes for a total purchase price of $105 million (averaging $94,200 per home.) These properties were acquired at an average cap rate of 7.0% using forward twelve months of operations and a reserve for capital expenditures that ranged from $450 to $470 per home, depending on the community.

The Company sold one community in Pacific Grove, California, for $12.8 million (averaging $128,350 per home) at a cap rate of 4.9% using trailing twelve months of operations less an actual capital expenditure reserve of $464 per home and a management fee of 2.75%. The community was 87% occupied at closing and is 39 years old. For more details on our acquisitions and disposition, see our press release dated April 5, 2004.

“The cap rates at which we purchased our Plano, Texas, and Baltimore, Maryland properties during the first quarter were very favorable. Further, all four properties are located in our core markets, where we have operational efficiencies. Going forward, we continue to find available communities to buy at prices at or below replacement costs; and we are on track for our goal of $500 million in acquisitions this year,” stated Mark Wallis, Senior Executive Vice President.

Financing Activities

In January, the Company issued $75 million of 5.13% senior unsecured medium-term notes at a spread of 112 basis points that mature January 2014. In March, we issued an additional $50 million tranche of the 5.13% notes at a spread of 105 basis points. These two issues, combined with our $75 million issuance last October, constitute a single series of notes, bringing the aggregate principal amount outstanding of the 5.13% senior unsecured medium-term notes to $200 million.

Additionally in March, we issued $50 million of 3.90% senior unsecured medium-term notes at a spread of 105 basis points that mature March 2010.

“The issuance of these notes not only funded our acquisition pipeline but reduced the outstanding balance on our line of credit, thereby terming out some of that debt. This brings our variable rate debt at the end of the quarter to 25%, which is the range of the guidance we previously provided,” stated Ella S. Neyland, Executive Vice President and Treasurer.

Earnings Guidance

The Company believes that financial results for 2004 will be affected by international, national and regional economic trends and events, the acquisition and/or disposition of apartment communities and other factors. Management estimates that recurring capital expenditures for 2004 will be $470 per apartment home, or $0.25 per share. Given current expectations and judgment, the Company has narrowed the range of guidance for 2004 FFO to a range of $1.50 to $1.58 per share (diluted) from a range of $1.48 to $1.60 per share (diluted). The Company’s guidance for second quarter 2004 FFO ranges from $.39 to $.40 per share (diluted). Detailed assumptions for the Company’s guidance can be found on our website at www.udrt.com.

A reconciliation of the range provided for 2004 FFO per share to Earnings Per Share (“EPS”) for the full year is as follows:

	High Range		Low Range

2004 Funds From Operations	$1.58	—	$1.50
Conversion to GAAP Share Count (A)	0.21	—	0.20
Minority Interest of OP Unit Holders (A)	(0.01)	—	(0.04)
Depreciation (B)	(1.44)	—	(1.38)
Gains (B)	0.10	—	0.55
Preferred Dividends	(0.07)	—	(0.07)

	High Range		Low Range

Premium on Preferred Share Repurchases	(0.05)	—	(0.05)

Expected Earnings Per Share	$0.32	—	$0.71

(A) Operating Partnership units are not considered to be common stock equivalents for GAAP purposes.

(B) Due to the uncertain timing and extent of property dispositions and acquisitions, actual results could differ materially from expected EPS.

Supplemental Information

The Company provides Supplemental Information that provides information regarding the financial position and operating results of the Company. This Supplemental Information is available on the Company’s website at:

http://www.udrt.com/1Q2004

Conference Call Information

Date: April 20, 2004
Time:1:00 p.m. Eastern Time

To Participate in the Telephone Conference Call:

Dial in at least five minutes prior to start time.
To Participate in the Telephone Conference Call:
Domestic: 800-218-0530
International: 303-262-2125
If you have any questions, please contact: Karen Droba
Phone: 312-640-6770
E-mail: kdroba@financialrelationsboard.com

Conference Call Playback:
Domestic: 800-405-2236
International: 303-590-3000
Passcode: 572869
The playback can be accessed until April 27, 2004 at midnight EST.

Webcast:

The conference call will also be available on UDR’s website at www.udrt.com and at www.fulldisclosure.com. To listen to a live broadcast, go to one of these sites at least 15 minutes prior to the scheduled start time in order to register, download and install any necessary audio software. A replay will also be available for 90 days on UDR’s website and also on CCBN’s website.

About United Dominion Realty Trust, Inc.

United Dominion is the fourth largest apartment REIT, owning and operating apartment communities nationwide. The Company has a 32-year history during which it has raised the dividend each of the last 28 years. United Dominion is included in the S&P MidCap 400 Index.

The Company currently owns 77,259 apartment homes and has 1,311 homes currently under development. United Dominion’s common stock is traded on the New York Stock Exchange under the symbol UDR. Additional information about United Dominion may be found on its website at www.udrt.com.

Statements contained in this press release, which are not historical facts, are forward-looking statements, as the term is defined in the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the Company’s use of words such as, “expects,” “plans,” “estimates,” “projects,” “intends,” “believes,” and similar expressions that do not relate to historical matters. Such forward-looking statements are subject to risks and uncertainties which can cause actual results to differ materially from those currently anticipated, due to a number of factors, which include, but are not limited to, unfavorable changes in the apartment market, changing economic conditions, the impact of competition and competitive pricing, acquisitions or new developments may not achieve anticipated results, delays in completing developments and lease-ups on schedule, difficulties in selling existing apartment communities, and other risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time including the Company’s Annual Report on Form 10-K and the Company’s Quarterly Reports on Form 10-Q. All forward-looking statements in this press release are made as of today, based upon information known to management as of the date hereof, and the Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

Attachment 1

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In thousands, except per share amounts	2004	2003
Rental income	$154,874	$144,800
Rental expenses:
Real estate taxes and insurance	18,963	16,777
Personnel	16,324	14,628
Utilities	10,216	8,791
Repair and maintenance	9,297	9,062
Administrative and marketing	5,568	5,279
Property management	4,361	4,178
Other operating expenses	270	294

	64,999	59,009
Non-property income	395	202
Other expenses:
Real estate depreciation and amortization	41,926	37,646
Interest	28,905	31,330
General and administrative	4,754	5,449
Other depreciation and amortization	941	749

	76,526	75,174
Income before minority interests and discontinued operations	13,744	10,819
Minority interests of outside partnerships	(64)	(375)
Minority interests of unitholders in operating partnerships	(460)	(251)

Income before discontinued operations, net of minority interests	13,220	10,193
Income from discontinued operations, net of minority interests (including gain on sales) (A)	2,092	3,248

Net income	15,312	13,441
Distributions to preferred stockholders — Series B	(2,911)	(2,911)
Distributions to preferred stockholders — Series D (Convertible)	(1,036)	(4,036)
Distributions to preferred stockholders — Series E (Convertible)	(1,138)	—
Premium on preferred share repurchases	(1,562)	—

Net income available to common stockholders	$8,665	$6,494

Earnings per common share — basic and diluted:
Income from continuing operations available to common stockholders, net of minority interests	$0.05	$0.03
Income from discontinued operations, net of minority interests	$0.02	$0.03
Net income available to common stockholders	$0.07	$0.06
Common distributions declared per share	$0.2925	$0.2850
Weighted average number of common shares outstanding — basic	126,984	107,698
Weighted average number of common shares outstanding — diluted	127,953	108,590

(A)	Discontinued operations represents all properties sold since January 1, 2002 and properties that are currently classified as held for disposition at March 31, 2004.

Attachment 2

UNITED DOMINION REALTY TRUST, INC.
FUNDS FROM OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In thousands, except per share amounts	2004	2003
Net income	$15,312	$13,441
Adjustments:
Distributions to preferred stockholders	(5,085)	(6,947)
Real estate depreciation and amortization, net of outside partners’ interest in 2003	41,926	37,449
Minority interests of unitholders in operating partnership	460	251
Real estate depreciation related to unconsolidated entities	57	33
Discontinued Operations:
Real estate depreciation	985	1,659
Minority interests of unitholders in operating partnership	146	210
Net gains on sales of depreciable property	(1,205)	(1,045)

Funds from operations (“FFO”) — basic	$52,596	$45,051

Distribution to preferred stockholders — Series D and E (Convertible)	2,174	4,036

Funds from operations — diluted	$54,770	$49,087

Recurring capital expenditures	(8,926)	(8,506)

Adjusted funds from operations (“AFFO”) — diluted	$45,844	$40,581

Weighted average number of common shares and OP Units outstanding — basic	135,901	114,659
Weighted average number of common shares, OP Units, and common stock equivalents outstanding — diluted	145,163	129,420
FFO per common share — basic	$0.39	$0.39

FFO per common share — diluted	$0.38	$0.38

FFO is defined as net income (computed in accordance with GAAP), excluding gains (or losses) from sales of depreciable property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. This definition conforms with the National Association of Real Estate Investment Trust’s definition issued in April 2002. United Dominion considers FFO in evaluating property acquisitions and its operating performance and believes that FFO should be considered along with, but not as an alternative to, net income and cash flows as a measure of United Dominion’s activities in accordance with generally accepted accounting principles and is not necessarily indicative of cash available to fund cash needs.

For the three months ended March 31, 2004, distributions to preferred stockholders exclude $1.6 million related to a premium on preferred shares repurchased.

AFFO is defined as FFO less recurring capital expenditures for our stabilized portfolio at $470 per home in 2004 and $464 per home in 2003.

Attachment 3

UNITED DOMINION REALTY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,		December 31,
In thousands, except per share amounts	2004		2003
ASSETS
Real estate owned:
Real estate held for investment	$4,336,423		$4,215,585
Less: accumulated depreciation	(906,743)		(865,701)

	3,429,680		3,349,884
Real estate under development	32,729		30,375
Real estate held for disposition (net of accumulated depreciation of $30,856 and $30,929)	63,121		74,662

Total real estate owned, net of accumulated depreciation	3,525,530		3,454,921
Cash and cash equivalents	1,973		4,824
Restricted cash	7,468		7,540
Deferred financing costs, net	20,541		21,425
Investment in unconsolidated development joint venture	1,206		1,673
Funds held in escrow from 1031 exchanges pending the acquisition of real estate	12,580		14,447
Other assets	35,795		38,573
Other assets — real estate held for disposition	115		240

Total assets	$3,605,208		$3,543,643

LIABILITIES AND STOCKHOLDERS’ EQUITY
Secured debt	$1,008,520		$1,018,028
Unsecured debt	1,226,367		1,114,009
Real estate taxes payable	18,166		30,513
Accrued interest payable	17,670		12,892
Security deposits and prepaid rent	21,783		23,600
Distributions payable	41,768		40,623
Accounts payable, accrued expenses, and other liabilities	36,866		45,189
Other liabilities — real estate held for disposition	917		1,147

Total liabilities	2,372,057		2,286,001
Minority interests	91,374		94,206
Stockholders’ equity
Preferred stock, no par value; $25 liquidation preference, 25,000,000 shares authorized;
5,416,009 shares 8.60% Series B Cumulative Redeemable issued and outstanding (5,416,009 shares in 2003)	135,400		135,400
2,000,000 shares 7.50% Series D Cumulative Convertible Redeemable issued and outstanding (2,000,000 shares in 2003)	45,833		44,271
3,425,217 shares of 8.00% Series E Cumulative Convertible issued and outstanding (3,425,217 shares in 2003)	56,893		56,893
Common stock, $1 par value; 250,000,000 shares authorized 127,752,838 shares issued and outstanding (127,295,126 shares in 2003)	127,753		127,295
Additional paid-in capital	1,464,835		1,458,983
Distributions in excess of net income	(680,277)		(651,497)
Deferred compensation — unearned restricted stock awards	(7,520)		(5,588)
Notes receivable from officer-stockholders	(210)		(459)
Accumulated other comprehensive loss, net	(930	)(A)	(1,862	)(A)

Total stockholders’ equity	1,141,777		1,163,436

Total liabilities and stockholders’ equity	$3,605,208		$3,543,643

(A)	Represents net unrealized loss on derivative instrument transactions.